Exhibit 10.2

AMENDMENT NO. 1 TO
RESEARCH AND DEVELOPMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO RESEARCH AND DEVELOPMENT SERVICES AGREEMENT (this “Amendment”) dated as of September 23, 2015 (the “Amendment Date”), is entered into between OncoSec Medical Incorporated, a Nevada corporation (hereinafter, “Company”), having offices at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121, and Merlin CSI, LLC, a California limited liability company (hereinafter, “Merlin”), having offices at 13135 Danielson Street #212, Poway, California 92064, with respect to the following facts:

A.            The Parties entered into the Research and Development Services Agreement dated as of March 6, 2015 (the “Agreement”).  All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

B.            Company desires to provide certain Equipment (as defined below) to Merlin, and Merlin desires to receive such Equipment from Company, for Merlin’s use in performing its obligations under the Agreement.

C.            The Parties now desire to amend the Agreement in certain respects on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby amend the Agreement and otherwise agree as follows:

1.             Amendments.

1.1          The Agreement is hereby amended to add the following Section 24:

“24.        Equipment.  Subject to the terms and conditions stated in this Agreement, Company hereby grants Merlin a right to use the equipment identified in Exhibit C (the “Equipment”) solely for the purpose of performing work pursuant to this Agreement.

Merlin shall: (i) use the Equipment solely in performance under this Agreement; (ii) not use the Equipment in any manner inconsistent with this Agreement or for any other commercial purpose; and (iii) use, store, and maintain the Equipment in compliance with all applicable laws, regulations, guidelines, and manufacturer recommendations. Company shall retain possession of and control over the Equipment and shall not transfer or provide access to any Equipment to any person or entity other than the employees of Company without OncoSec’s prior written consent. The Equipment may not be sent or used at any location other than Company’s address as listed below without OncoSec’s prior written consent.

All rights and title in and to the Equipment are held by Company and nothing in this Agreement shall grant Merlin any ownership rights in or to the Equipment. Merlin acknowledges that nothing contained in this Agreement shall be construed as granting or conferring any rights by express or implied license or otherwise to Merlin in the Equipment other than the rights expressly set forth herein. Upon the earlier of (1) the expiration or termination of this Agreement or (2) Company’s written request, Merlin shall promptly return the Equipment to Company in substantially the same condition in which it was provided to Merlin.

Merlin assumes all liability for damages that may arise from its and its permitted employees’ use, storage or disposal of the Equipment. To the extent permitted by law, Company shall not be liable to Merlin for any loss, claim or demand made by Merlin, or made against Merlin by any other person or entity, due to or arising from the use, storage or disposal of the Equipment by or on behalf of Merlin. In no event shall Company be liable to Merlin for any consequential, incidental, direct, indirect or special damages in connection with this Agreement, however caused, whether based on contract, tort, warranty or other legal theory, and whether or not informed of the possibility of such damages or if such damages were reasonably foreseeable. Merlin agrees to indemnify, defend and hold Company harmless from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses, arising out of any claims caused by or related to Merlin’s or its permitted employees’ use of the Equipment.

Should the Parties desire to transfer additional equipment from Company to Merlin under this Section, Company shall prepare an updated Exhibit C, which Merlin shall sign and return to Company. Any updated Exhibit C shall be added to any then-existing Exhibit C and all such documents collectively shall constitute Exhibit C hereto.”

1.2          The Agreement is hereby amended to add Attachment 1 hereto as Exhibit C.

2.             Miscellaneous.

2.1          This Amendment shall be effective for all purposes as of the Amendment Date. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

2.2          This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

2.3          This Amendment has been executed in the State of California and its validity, construction, and all rights under it shall be governed by the laws of the State of California without reference to conflicts of law principles.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Amendment as of the Amendment Date.

MERLIN CSI, LLC		ONCOSEC MEDICAL INCORPORATED

By:	/s/ Tom Voorhees	By:	/s/ Punit Dhillon
	Tom Voorhees		Punit S. Dhillon
	CEO		President and CEO

ATTACHMENT 1

EXHIBIT C - EQUIPMENT

1.              Item Description: 1520CT Variac Variable Transformer

Quantity: 1

Asset Tag No.: 100226

2.              Item Description: Agilent High Voltage Differential Probe 25MHz Model N2791A

Quantity: 1

Asset Tag No.: 100228

3.              Item Description: 4Channel Mixed Oscilloscope 350MHz MSO-X-4034A

Quantity: 1

Asset Tag No.: 100081

4.              Item Description: 50MHz/125A AC/DC Current Probe KeySight Model 1147B

Quantity: 1

Asset Tag No.: 100225

5.              Item Description: Agilent Signal Waveform Generator 33500A

Quantity: 1

Asset Tag No.: 100074

6.              Item Description: DEI — High Voltage pulse generator model PVX-4150

Quantity: 1

Asset Tag No.: 100075

7.              Item Description: Philmore STU1000 1000-watt foreign voltage transformer

Quantity: 1

Asset Tag No.: 100227

Acknowledged by Merlin CSI, LLC:

By:	/s/ Gilbert Carlson

Name:	Gilbert Carlson

Date:	29 September 2015